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                                                                     EXHIBIT 4.5

                                                               EXECUTION VERSION

                       NISSAN MOTOR ACCEPTANCE CORPORATION

                                     Seller

                   NISSAN WHOLESALE RECEIVABLES CORPORATION II

                                      Buyer

                            -------------------------

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                          Dated as of October 15, 2003

                            -------------------------

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                                TABLE OF CONTENTS

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ARTICLE I       DEFINITIONS............................................................................    1

     Section 1.01    Definitions.......................................................................    1

     Section 1.02    Other Definitional Provisions.....................................................    2

ARTICLE II      SALE OF RECEIVABLES....................................................................    2

     Section 2.01    Sale of Receivables...............................................................    2

     Section 2.02    Representations and Warranties of Seller Relating to Itself and This Agreement....    5

     Section 2.03    Representations and Warranties of Seller Relating to Receivables and Accounts.....    8

     Section 2.04    Covenants of Seller...............................................................    9

     Section 2.05    Designation of Additional Accounts................................................   10

ARTICLE III     ADMINISTRATION AND SERVICING OF RECEIVABLES............................................   12

     Section 3.01    Acceptance of Appointment and Other Matters Relating to Servicer..................   12

     Section 3.02    Servicing Compensation............................................................   12

ARTICLE IV      OTHER MATTERS RELATING TO SELLER.......................................................   12

     Section 4.01    Merger or Consolidation of, or Assumption, of Obligations of Seller...............   12

     Section 4.02    Seller Indemnification of Buyer...................................................   13

ARTICLE V       TERMINATION............................................................................   13

     Section 5.01    Termination of Agreement..........................................................   13

ARTICLE VI      INTERCREDITOR PROVISIONS...............................................................   14

     Section 6.01    Nonfloorplan Agreements Between Seller and Dealer.................................   14

ARTICLE VII     MISCELLANEOUS PROVISIONS...............................................................   15

     Section 7.01    Amendment.........................................................................   15

     Section 7.02    Protection of Right, Title and Interest to Receivables............................   16

     Section 7.03    Limited Recourse..................................................................   17

     Section 7.04    No Petition.......................................................................   17

     Section 7.05    Governing Law.....................................................................   17

     Section 7.06    Notices...........................................................................   18

     Section 7.07    Severability of Provisions........................................................   18
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                                TABLE OF CONTENTS

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     Section 7.08    Assignment........................................................................   18

     Section 7.09    Further Assurances................................................................   18

     Section 7.10    No Waiver; Cumulative Remedies....................................................   18

     Section 7.11    Counterparts......................................................................   19

     Section 7.12    Third-Party Beneficiaries.........................................................   19

     Section 7.13    Merger and Integration............................................................   19

     Section 7.14    Headings..........................................................................   19
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                                      -ii-

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         AMENDED AND RESTATED RECEIVABLE PURCHASE AGREEMENT, dated as of October
15, 2003 (as modified, supplemented, amended or restated from time to time, this "Agreement"), by and between NISSAN MOTOR ACCEPTANCE CORPORATION ("NMAC"), a California corporation, as Seller, and NISSAN WHOLESALE RECEIVABLES CORPORATION II ("NWRC II"), a Delaware corporation, as Buyer.

                                    RECITALS

         A. The Seller and the Buyer are party to the Receivables Purchase Agreement (the "Original Agreement"), dated July 24, 2003 (the "Initial Closing Date").

         B. The Seller and the Buyer desire to amend certain provisions of the Original Agreement and for ease of convenience and reference desire to amend and restate the Original Agreement in its entirety.

         C. It is the intent of the parties that this Agreement shall not cause a novation of the rights and obligations of the parties under the Original Agreement and that this Agreement shall not release, limit or impair in any way the priority of any security interests granted under the Original Agreement.

         D. The Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Receivables arising from time to time in connection with the Accounts designated hereunder.

         E. Pursuant to the Transfer and Servicing Agreement, the Buyer has agreed to transfer to the Issuer all such Receivables purchased by the Buyer hereunder.

         F. Pursuant to the Indenture and the Indenture Supplements, the Issuer will issue from time to time Notes secured by the Receivables.

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.

                             STATEMENT OF AGREEMENT

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.01 DEFINITIONS.

         All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Annex of Definitions. Whenever used in this Agreement, such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         Section 1.02 OTHER DEFINITIONAL PROVISIONS.

         (a) All terms used herein and not otherwise defined herein have the meanings ascribed to them in the Transfer and Servicing Agreement, the Trust Agreement, the Indenture or, with respect to any Series, the related Indenture Supplement, as applicable.

         (b) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document will control.

         (d) Any reference to each Rating Agency only applies to any specific rating agency if such rating agency is then rating any outstanding Series.

         (e) Unless otherwise specified, references to any dollar amount on any particular date mean such amount at the close of business on such day.

         (f) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The term "including" means "including without limitation."

                                   ARTICLE II
                               SALE OF RECEIVABLES

         Section 2.01 SALE OF RECEIVABLES.

         (a) By execution of this Agreement, the Seller does hereby acknowledge and confirm that, pursuant to the Original Agreement on the Initial Closing Date, it did, and hereby does continue to:

                  (i) on the first Series Issuance Date, sell, transfer, assign, set over and otherwise convey, without recourse, to the Buyer
         (A) all of its right, title and interest in, to and under each Receivable arising in connection with each Initial Account and all Related Security, including Seller's interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral, (B) Seller's rights under the related Sales and Service Agreement, (C) Seller's rights

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         under intercreditor agreements with third-party creditors of Dealers with respect to the designated Accounts, (D) Seller's rights under the related Repurchase Agreements, (E) Seller's rights under each related Floorplan Financing Agreement, (F) the proceeds of the foregoing, with respect thereto owned by the Seller at the close of business on the Cut-Off Date and (G) all monies due or to become due and all amounts received with respect thereto (including all amounts on deposit in the Cash Management Account as applied to reduce the principal amount of any Receivable) and all proceeds thereof (including "proceeds," as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto.

                  (ii) on the applicable Addition Date, sell, transfer, assign, set over and otherwise convey, without recourse, to the Buyer
         (A) all of its right, title and interest in, to and under each Receivable arising in connection with each Additional Account and all Related Security, including Seller's interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral, with respect thereto owned by the Seller at the close of business on the applicable Additional Cut-Off Date and not previously sold to the Buyer pursuant hereto (B) Seller's rights under the related Sales and Service Agreement, (C) Seller's rights under intercreditor agreements with third-party creditors of Dealers with respect to the Additional Accounts, (D) Seller's rights under the related Repurchase Agreements, (E) Seller's rights under each related Floorplan Financing Agreement, (F) the proceeds of the foregoing, with respect thereto owned by the Seller at the close of business on the applicable Additional Cut-Off Date and (G) all monies due or to become due and all amounts received with respect thereto (including all amounts on deposit in the Cash Management Account as applied to reduce the principal amount of any Receivable) and all proceeds thereof (including "proceeds," as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto; and

                  (iii)    on each Business Day occurring before the earlier of
         (x) the occurrence of an Early Amortization Event specified in clause
         (2) of the definition thereof or (y) the Trust Termination Date, on which day a new Receivable is created in connection with the Accounts (each such Business Day being a "Transfer Date"), sell, transfer, assign, set over and otherwise convey, without recourse, to the Buyer
         (A) all of its right, title and interest in, to and under such Receivable and all Related Security, including Seller's interest in the security interests granted by the Dealers in the related Vehicles and any subordinated security interests in other Collateral, with respect thereto owned by the Seller at the close of business on the applicable Transfer Date and not previously sold to the Buyer pursuant hereto (B) Seller's rights under the related Sales and Service Agreement, (C) Seller's rights under intercreditor agreements with third-party creditors of Dealers with respect to the related Accounts, (D) Seller's rights under the related Repurchase Agreements, (E) Seller's rights under each related Floorplan Financing Agreement, (F) the proceeds of the foregoing, with respect thereto owned by the Seller at the close of business on the Transfer Date and (G) all monies due or to become due and all amounts received with respect thereto (including all amounts on deposit in the Cash Management Account as applied to reduce the principal amount of any Receivable) and

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         all proceeds thereof (including "proceeds," as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries with respect thereto.

         (b) The foregoing sale, transfer, assignment, set-over and conveyance, and any subsequent sales, transfers, assignments, set-overs and conveyances of additional assets, do not constitute, and are not intended to result in, the creation, or an assumption by the Buyer, of any obligation of the Servicer, the Seller, NML, NNA or any other Person in connection with the Accounts, the related Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers, NML or NNA. The foregoing sales, transfers, assignments, set-overs and conveyances are not sales, transfers, assignments, set-overs and conveyances of the Accounts; they are sales, transfers, assignments, set-overs and conveyances of the Receivables arising in connection therewith and Related Security.

         (c) In connection with such sales, the Seller will record and file, to the extent it has not done so, at its own expense, a financing statement on form UCC-1 or any other applicable form (and continuation statements when applicable) naming the Seller as "seller" and the Buyer as "buyer" thereon with respect to the Receivables now existing and hereafter created for the sale of chattel paper or accounts (as defined in the UCC as in effect in the applicable jurisdiction) meeting the requirements of applicable law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Related Security to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Buyer on or before the first Series Issuance Date, in the case of the Initial Accounts, and (if any additional filing is necessary) the applicable Addition Date, in the case of Additional Accounts. The Buyer is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under applicable law in connection with such sales.

         (d) The Seller and the Buyer intend that all transfers of Receivables under this Agreement constitute sales of the Receivables and not transfers for security for a loan. However, if the transfers of the Receivables hereunder were to be characterized as transfers for security and not as sales, then (i) the Seller will have granted, and hereby grants, to the Buyer a security interest in each Receivable, the Related Security, all other personal property described from time to time in Section 2.01(a) and all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds," as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries thereof and (ii) this Agreement constitutes a security agreement.

         (e) In connection with such sales, at its own expense, on or before the first Series Issuance Date, in the case of the Initial Accounts, and on or before the applicable Addition Date, in the case of Additional Accounts, the Seller has (in the case of the Initial Accounts) or will (to the extent it has not done so):

                  (i) indicate in its computer files that the Receivables arising in connection with the Accounts and the Related Security: (A) have been sold or assigned, as the case may be, to the Buyer pursuant to this Agreement, then (B) transferred by the Buyer to the Issuer pursuant to the Transfer and Servicing Agreement and then (C) pledged by the

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         Issuer to the Indenture Trustee for the benefit of the Noteholders and any Series Enhancers pursuant to the Indenture;

                  (ii) in the case of the Initial Accounts, delivered to the Buyer a computer file or written list of such Initial Accounts specifying the identity of such Initial Accounts and the Principal Receivables arising in connection therewith as of the Cut-Off Date (such file or list, the "Initial Account Schedule"); and

                  (iii) in the case of Additional Accounts, deliver to the Buyer a computer file or written list of such Additional Accounts specifying the identity of such Additional Accounts and the Principal Receivables arising in connection therewith as of the applicable Additional Cut-Off Date (such file or list, an "Additional Account Schedule").

         The Account Schedule as amended, supplemented or otherwise modified from time to time will be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.

         (f) In consideration for the sale of Receivables indicated on Schedule 1 hereto on the first Series Issuance Date and the Related Security, the Buyer has paid to the Seller an amount equal to $1,316,539,846.26 in the form of cash, a subordinated note and other valuable consideration having value reasonably equivalent to the value of the assets so conveyed on such date. The purchase prices for the Receivables sold pursuant to this Agreement on subsequent Series Issuance Dates and on any other date on which Receivables are sold to the Buyer by the Seller, will be agreed by the Buyer and the Seller at the time of such sales, and will be paid in the form of cash, a subordinated note and other valuable consideration having value reasonably equivalent to the value of the assets so conveyed on such date. In each case, the purchase price will not be materially less favorable than prices for transactions of a generally similar character at the time of the acquisition, taking into account the quality of such Receivables, the Seller's cost of originating such Receivables and a reasonable return on such costs, and other pertinent factors; provided that such consideration will in any event not be less than reasonably equivalent value therefor.

         (g) If the Issuer enters into a currency Swap Agreement pursuant to
Section 5.08 of the Transfer and Servicing Agreement, the Seller hereby agrees to accept any amounts owed to it by the Buyer under Section 2.01(f) in Japanese yen and the Seller further agrees that the amount equal to the expenses of the Issuer associated with the negotiation, execution and delivery of such currency Swap Agreement will be deducted from any amounts owed to it by the Buyer under
Section 2.01(f).

         Section 2.02 REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO ITSELF AND THIS AGREEMENT.

         (a) Representations and Warranties. The Seller hereby represents and warrants to the Buyer as of each Series Issuance Date (unless another date is specified below) that:

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                  (i)      Organization and Good Standing. The Seller is a
         corporation duly organized and validly existing and in good standing under the laws of the State of California and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (ii) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

                  (iii) Due Authorization. The Seller has duly authorized by all necessary action on its part the execution and delivery of this Agreement and the consummation of the transactions provided for or contemplated by this Agreement.

                  (iv) No Conflict. The Seller's execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

                  (v) No Violation. The Seller's execution and delivery of this Agreement, its performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

                  (vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Seller before or by any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the performance of its obligations under this Agreement, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction's income, single business or franchise tax systems.

                  (vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Seller in connection with its execution and delivery of this Agreement, its

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         performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to it, have been obtained or effected.

                  (viii) Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (ix) Account Schedule. As of the Cut-Off Date, the Initial Account Schedule is an accurate and complete listing in all material respects of all the Initial Accounts and the information contained therein with respect to the identity of such Initial Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects. As of the applicable Additional Cut-Off Date, the Additional Account Schedule is an accurate and complete listing in all material respects of all the related Additional Accounts and the information contained therein with respect to the identity of such Additional Accounts and the Principal Receivables arising in connection therewith is true and correct in all material respects.

                  (x) Valid Sale. This Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in the Receivables and the Related Security and the proceeds thereof and, upon the filing of the financing statements described in Section 2.01 and, in the case of the Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Buyer will have a first priority perfected ownership interest in the Receivables and a perfected security interest in the Related Security. Except as otherwise provided in the Transfer and Servicing Agreement or the Indenture, neither the Seller nor any Person claiming through or under it has any claim to or interest in the Trust Assets.

         (b) Notice of Breach. The representations and warranties set forth in
Section 2.02(a) will survive the sale and assignment of the Receivables and Related Security to the Buyer. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other party.

         (c) Repurchase upon Breach. If a breach of any of the representations and warranties set forth in Section 2.02(a) results in the Buyer's obligation to accept reassignment pursuant to Section 2.03(c) of the Transfer and Servicing Agreement of all the Receivables that it transferred to the Issuer, then the Seller will repurchase all such Receivables. In such event, the Seller will repurchase such Receivables on the Business Day immediately preceding the date on which the Buyer is required to accept reassignment of such Receivables pursuant to the Transfer and Servicing Agreement. The Seller will repurchase such Receivables by making a payment to the Buyer, in immediately available funds, an amount not less than the purchase price for such Receivables as specified in the Transfer and Servicing Agreement. Upon payment of such

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purchase price and reassignment of such Receivables to the Buyer in accordance with the Transfer and Servicing Agreement, the Buyer will automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Receivables, all Related Security and all monies due or to become due with respect thereto and all proceeds thereof. The Buyer will execute such documents and instruments of sale or assignment mutually agreed to by the Buyer and the Seller. The Buyer will also take such other actions as are reasonably requested by the Seller to effect the conveyance of such Receivables. The Seller's obligation to repurchase the Receivables pursuant to this Section 2.02(c) constitutes the sole remedy with respect to the event of the type specified in the first sentence of this
Section 2.02(c) available to the Buyer and to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).

         Section 2.03 REPRESENTATIONS AND WARRANTIES OF SELLER RELATING TO RECEIVABLES AND ACCOUNTS.

         (a) Representations and Warranties. The Seller hereby represents and warrants to the Buyer that:

                  (i) As of the first Series Cut-Off Date, each Additional Cut-Off Date or the Transfer Date, as the case may be, each Receivable and its Related Security sold by it to the Buyer on such date, are being sold free and clear of any Lien (other than Permitted Liens), and all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the sale of such Receivable and Related Security on such date have been duly obtained, effected or given and are in full force and effect.

                  (ii) (A) Each Initial Account is an Eligible Account as of the Cut-Off Date, (B) each Additional Account is an Eligible Account as of the applicable Additional Cut-Off Date and (C) each Account is an Eligible Account as of each Series Cut-Off Date.

                  (iii) As of the first Series Cut-Off Date, each Additional Cut-Off Date, or the Transfer Date, as the case may be, each Receivable sold by the Seller to the Buyer on such date, is an Eligible Receivable.

                  (iv) As of any date, the principal balance of each Receivable has not been reduced by any Dealer rebate, billing error, returned merchandise, or other similar noncash item.

         (b) Notice of Breach. The representations and warranties set forth in
Section 2.03(a) survive the sale and assignment of the Receivables and the Related Security to the Buyer. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach will give prompt written notice to the other party.

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         (c) Repurchase upon Breach. If any of the representations and warranties set forth in Section 2.03(a) is not true and correct as of the date specified therein with respect to a Receivable and, in connection therewith, the Buyer is obligated to accept reassignment of such Receivable pursuant to Section 2.04(c) of the Transfer and Servicing Agreement, then the Seller will repurchase such Receivable. In such event, the Seller will pay an amount not less than the Repurchase Price for the repurchase of such Receivable on the Business Day immediately preceding the Determination Date on which the Buyer is required to accept reassignment pursuant to the Transfer and Servicing Agreement. The Seller will repurchase such Receivable by making a payment to the Buyer, in immediately available funds, in an amount equal to the Repurchase Price for such Receivable. Upon payment of such purchase price and reassignment of such Receivables to the Buyer in accordance with the Transfer and Servicing Agreement, the Buyer will automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in and to such Receivable, all Related Security and all monies due or to become due with respect thereto and all proceeds thereof. The Buyer will execute such documents and instruments of sale or assignment mutually agreed to by the Buyer and the Seller. The Buyer will also take such other actions as are reasonably requested by the Seller to effect the conveyance of such Receivable. The Seller's obligation to repurchase a Receivable or all the Receivables with respect to an Account pursuant to this Section 2.03(c) constitutes the sole remedy with respect to the event of the type specified in the first sentence of this Section 2.03(c) available to the Buyer and to the Noteholders (or the Owner Trustee, any Series Enhancer or the Indenture Trustee on behalf of the Noteholders).

         Section 2.04 COVENANTS OF SELLER. The Seller hereby covenants that:

                  (i) No Liens. Except for the conveyances hereunder or as provided in the Transaction Documents, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on, any Receivable or any Related Security, whether now existing or hereafter created, or any interest therein, and the Seller will defend the right, title and interests of the Buyer, the Issuer and the Indenture Trustee in, to and under such Receivables and the Related Security, whether now existing or hereafter created, and such rights, remedies, powers and privileges, against all claims of third parties claiming through or under the Seller.

                  (ii) Floorplan Financing Agreements and Guidelines. The Seller will comply with and perform its servicing obligations with respect to the Accounts and the Receivables in conformity with its then-current policies and procedures and in accordance with the applicable Floorplan Financing Agreements relating to the Accounts and the applicable Floorplan Financing Guidelines, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Buyer, the Issuer, the Noteholders or any Series Enhancers. Subject to compliance with all Requirements of Law, the Seller, in its capacity of Servicer, may change the terms and provisions of the Floorplan Financing Agreement or the Floorplan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon) only if such change would be permitted pursuant to Section 3.01(d) of the Transfer and Servicing Agreement.

                  (iii) Account Allocations. If the Seller is unable for any reason to sell Receivables to the Buyer, then the Seller will allocate, after the occurrence of such event, payments on each related Account in accordance with the terms of the Transfer and Servicing Agreement.

                  (iv) Delivery of Collections. If the Seller or any Affiliate thereof receives payments in respect of the Receivables, the Seller will pay or cause to be paid to the Servicer or any Successor Servicer all such payments as soon as practicable after receipt, but in no event later than two Business Days after receipt.

                  (v) Notice of Liens. The Seller will notify the Buyer, the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien on any Receivable sold by the Seller other than Permitted Liens and the Liens permitted under the Transaction Documents.

                  (vi) Compliance with Law. The Seller will comply in all material respects with all Requirements of Law applicable to it.

                  (vii) Cash Management Account. If the Seller applies any amounts with respect to amounts on deposit in the Cash Management Account to reduce the principal amount of any Receivable, the Seller shall sell, transfer, assign, set over and otherwise convey such amounts to the Buyer in the form of cash on the date so applied.

                  (viii) Enforcement of Agreements. The Seller will enforce, on behalf of the Transferor (and its successors and assigns), the Receivables and all rights sold to the Transferor under the Floorplan Financing Agreements, the related Sales and Service Agreement, intercreditor agreements with third-party creditors of Dealers with respect to the Accounts and the related Repurchase Agreements.

                  (ix) Amounts Related to Adjustments. The Seller shall sell, transfer, assign, set over and otherwise convey to the Buyer all amounts received by the Seller from NNA or non-Nissan Manufacturers in connection with any Dealer termination, on the date such amount is received by the Seller.

         Section 2.05 DESIGNATION OF ADDITIONAL ACCOUNTS.

         (a) The Seller may from time to time offer to designate additional Eligible Accounts as Accounts, subject to the conditions specified in paragraph
(b) below. If any such offer is accepted by the Buyer, Receivables and the Related Security arising in connection with such Additional Accounts will be sold to the Buyer effective on a date (the "Addition Date") specified in a written notice provided by the Seller (or the Servicer on its behalf) to the Buyer and any Series Enhancers specifying the Additional Cut-Off Date and the Addition Date for such Additional Accounts (the "Addition Notice") on or before the second Business Day but not more than the 30th day before the related Addition Date (the "Notice Date").

         (b) The Seller will be permitted to sell to the Buyer the Receivables and all Related Security in any Additional Accounts designated by the Seller as such pursuant to Section 2.05(a) only upon satisfaction of each of the following conditions on or before the related Addition Date:

                  (i) the Seller has provided the Buyer with a timely Addition Notice;

                  (ii) the Seller has delivered to the Buyer a duly executed written assignment (including an acceptance by the Buyer) in substantially the form of Exhibit A (the "Assignment"), along with the applicable Additional Account Schedule in accordance with Section 2.01(e)(iii);

                  (iii) the Seller has delivered to the Servicer all Collections with respect to such Additional Accounts since the Additional Cut-Off Date;

                  (iv)     the Seller has represented and warranted that:

                           (A) each such Additional Account is an Eligible Account as of the Additional Cut-Off Date;

                           (B) no selection procedures reasonably believed by the Seller to be adverse to the interests of the Buyer, the Noteholders or any Series Enhancers were used in selecting such Additional Accounts;

                           (C) the Additional Account Schedule delivered pursuant to clause (ii) above is true and correct in all material respects as of the Additional Cut-Off Date;

                           (D) as of each of the Notice Date and the Addition Date, the Seller is not insolvent nor will be made insolvent by such sale and it is not aware of any events or circumstances that could reasonably be expected to lead to its insolvency; and

                           (E) the addition of the Receivables arising in connection with such Additional Accounts will not, in the reasonable belief of the Seller, cause an Early Amortization Event to occur; and

                  (v) the Seller has delivered to the Buyer an Officer's Certificate confirming, to the best of such officer's knowledge, the satisfaction of each of the conditions set forth in clauses (i) through
         (iv) above. The Buyer may conclusively rely on such Officer's Certificate and has no duty to make inquiries with regard to the matters set forth therein and will incur no liability in so relying.

         (c) The Seller hereby represents and warrants on each applicable Addition Date as to the matters set forth in clause (iv) of Section 2.05(b). These representations and warranties will survive the sale and assignment of the respective Receivables and the Related Security to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering the breach will give prompt written notice to the other party and to any Series Enhancers. If any such breach has a material adverse effect on the related Receivable, the provisions of Section 2.03(c) will apply.

                                   ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         Section 3.01 ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO SERVICER.

         The Seller agrees to act as the Servicer under the Transfer and Servicing Agreement and to fulfill duties specified as being duties of the Servicer in this Agreement, and the Buyer consents to the Seller acting as the Servicer. The Seller will have ultimate responsibility for servicing, managing and making collections on the Receivables and will have the authority to make any management decisions relating to such Receivables, to the extent such authority is granted to the Servicer under this Agreement and the Transfer and Servicing Agreement.

         Section 3.02 SERVICING COMPENSATION.

         The Servicer is entitled to receive the Servicing Fee on each Payment Date, and payment thereof will constitute full compensation for its servicing activities hereunder as well as under the Transfer and Servicing Agreement. The Servicing Fee will be paid in accordance with the terms of the Transfer and Servicing Agreement, the Indenture and Indenture Supplements.

                                   ARTICLE IV
                        OTHER MATTERS RELATING TO SELLER

         Section 4.01 MERGER OR CONSOLIDATION OF, OR ASSUMPTION, OF OBLIGATIONS OF SELLER.

         The Seller may not dissolve, liquidate, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

                  (i) the Person (if other than the Seller) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Seller substantially as an entirety, as the case may be, will be organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by a supplemental agreement executed and delivered to the Buyer, the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Buyer and the Indenture Trustee, the performance of every covenant and obligation of the Seller hereunder;

                  (ii) the Person (if other than the Seller) formed by or surviving such consolidation or merger or that acquires by conveyance, transfer or sale the properties and assets of the Seller substantially as an entirety, as the case may be, has delivered to the Buyer, the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency) an Officer's Certificate and an Opinion of Counsel each stating that (A) such consolidation, merger, conveyance, transfer or sale and such supplemental agreement provided in clause (i) above comply with this Section, (B) such supplemental agreement is a valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity, and (C) all conditions precedent herein provided for relating to such transaction have been complied with; and

                  (iii) the Rating Agency Condition has been satisfied with respect to such consolidation, merger, conveyance, transfer or sale.

         Section 4.02 SELLER INDEMNIFICATION OF BUYER.

         The Seller will indemnify and hold harmless the Buyer, from and against any loss, liability, expense, claim, damage or injury suffered or sustained by the Buyer by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Seller pursuant to this Agreement or arising out of or based on the arrangement created by this Agreement and the activities of the Seller taken pursuant hereto, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller is not required to indemnify the Buyer for any loss, liability, expense, claim, damage or injury of the Buyer resulting from acts, omissions or alleged acts or omissions that constitute fraud, gross negligence or willful misconduct by the Buyer; and, provided, further, that the Seller is not required to indemnify the Buyer for any loss, liability, expense, claim, damage or injury with respect to any United States federal, state or local income or franchise taxes (or any interest or penalties with respect thereto) required to be paid by the Buyer in connection herewith to any taxing authority. Any indemnification under this Article IV will survive the termination of this Agreement.

                                    ARTICLE V
                                   TERMINATION

         Section 5.01 TERMINATION OF AGREEMENT.

         This Agreement will terminate immediately after the legal existence of the Issuer terminates pursuant to the Trust Agreement. In addition, the Buyer will immediately cease purchasing Receivables and the Seller will immediately cease selling Receivables and will designate no Additional Accounts following the occurrence of an Insolvency Event with respect to the Seller. The Seller will give prompt written notice to each of the Buyer, the Owner Trustee, the Indenture Trustee and each Rating Agency immediately following the occurrence of an Insolvency Event. Notwithstanding any cessation of the sale of Receivables to the Buyer following an Insolvency Event, Receivables sold to the Buyer before the occurrence of an Insolvency Event and Collections in respect of such Receivables will continue to be property of the Buyer available for transfer by the Buyer to the Issuer pursuant to the Transfer and Servicing Agreement.

                                   ARTICLE VI
                            INTERCREDITOR PROVISIONS

         Section 6.01 NONFLOORPLAN AGREEMENTS BETWEEN SELLER AND DEALER.

         (a) With respect to any Dealer that is the obligor under Receivables that have been or will be sold to the Buyer hereunder, the Seller may be or become a lender to such Dealer under a Nonfloorplan Agreement pursuant to which the Seller (either directly, or as assignee of the originator of the Account) has been or may be granted a security interest in Common Collateral, which Common Collateral may include the same Vehicle, accounts, chattel paper, promissory notes, money and other proceeds (including insurance proceeds) thereof, security deposits and other restricted or cash management account balances in connection with the related Floorplan Financing Agreement, such Dealer's rights under the related Sales and Service Agreement and personal guarantees (collectively, the "Common Vehicle Collateral") in which such Floorplan Financing Agreement creates a security interest. The Common Collateral other than the related Common Vehicle Collateral is referred to herein as the "Common Non-Vehicle Collateral."

         (b) The Seller hereby agrees that (i) any security interest it now has or may hereafter acquire from time to time in, to or under any and all Common Vehicle Collateral (whether now existing or hereafter arising) shall, without further action by the Seller, the Buyer or any other Person, at all times be subordinate and junior in priority to any security interest in the Common Vehicle Collateral created from time to time pursuant to the related Floorplan Financing Agreements (and the Seller hereby agrees to take such further actions as the Buyer, the Issuer or the Indenture Trustee may reasonably request to more fully effectuate such subordination), (ii) it shall not foreclose or otherwise realize upon any Common Vehicle Collateral (except in its capacity as Servicer, acting for the benefit of the Noteholders and any Series Enhancers) or exercise its rights under any Nonfloorplan Agreement (or otherwise) with respect to any Common Vehicle Collateral (including, without limitation, by way of setoff against any deposit or other amount at any time owing by Seller to the related Dealer), in each case, in any manner that is materially adverse to the Buyer, the Issuer or the Noteholders, until all scheduled or required payments in respect of the Receivables under the related Floorplan Financing Agreement(s) have been paid in full and (iii) in realizing upon such Common Vehicle Collateral, neither the Buyer, the Issuer nor the Indenture Trustee has any obligation to notify the Seller or to protect or preserve the rights of the Seller in such Common Vehicle Collateral (and, without limiting the generality of the foregoing, the Buyer, the Issuer and the Indenture Trustee may liquidate or otherwise deal with the Common Vehicle Collateral as it or they deem appropriate). Buyer agrees that if another creditor of a Dealer has a security interest in any Common Non-Vehicle Collateral, such security interest may be senior to the interest therein of the Buyer and Seller has no obligation whatsoever to attempt to remove or challenge or satisfy such other security interest in any manner or to limit in any way the exercise of remedies by such other creditor with respect thereto, and is not responsible for replacing any such Common Non-Vehicle Collateral or for any shortfalls or loss, claims or damages relating to or resulting therefrom whatsoever.

         (c) The Buyer hereby agrees that (i) any security interest it now has or may hereinafter acquire from time to time in, to or under any and all Common Non-Vehicle Collateral (whether now existing or hereafter arising) shall, without further action by the Seller, the Buyer or any other Person, at all times be subordinate and junior in priority to any security interest in the Common Non-Vehicle Collateral created from time to time pursuant to the related Nonfloorplan Agreements (and the Buyer hereby agrees to take such further actions as the Seller may reasonably request to more fully effectuate such subordination), (ii) it shall not foreclose or otherwise realize upon any Common Non-Vehicle Collateral or exercise its rights under any Floorplan Financing Agreement (or otherwise) with respect to any Common Non-Vehicle Collateral, in each case, in any manner that is materially adverse to the Seller, until all scheduled or required payments in respect of the obligations created or secured by the Nonfloorplan Agreement(s) have been paid in full and (iii) in realizing on such Common Non-Vehicle Collateral, the Seller has no obligation to notify the Buyer, the Issuer or the Indenture Trustee or to protect or preserve the rights of the Buyer, the Issuer or the Indenture Trustee in such Common Non-Vehicle Collateral (and, without limiting the generality of the foregoing, the Seller may liquidate or otherwise deal with the Common Vehicle Collateral as it deems appropriate). The Transfer and Servicing Agreement will provide that the Issuer is subject to the preceding sentence.

         (d) If the Seller in any manner assigns or transfers any rights under, or any obligation evidenced or secured by, a Nonfloorplan Agreement, the Seller will make such assignment or transfer subject to the provisions of this Article VI and require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this Article VI and to agree that it will require the same acknowledgment from any subsequent assignee or transferee.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

         Section 7.01 AMENDMENT.

         (a) This Agreement may be amended from time to time by the Seller and the Buyer without the consent of any Noteholder and with notice to each Rating Agency; provided, however, that such amendment does not adversely affect in any material respect the interests of any Noteholder. The absence of any material adverse effect may be evidenced by (i) satisfaction of the Rating Agency Condition and (ii) an Opinion of Counsel for the Seller, addressed and delivered to the Owner Trustee and the Indenture Trustee, confirming that such amendment does not adversely affect in any material respect the interests of any Noteholder.

         (b) This Agreement may also be amended from time to time by the Buyer and the Seller with the consent of the Holders of Notes evidencing not less than 66-2/3% of the Outstanding Principal Amount of the Notes of all materially adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Seller; provided, however, that the Rating Agency Condition is satisfied with respect to such amendment and no such amendment may (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder; provided that changes in

Early Amortization Events that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions for purposes of this clause, (ii) change the definition of or the manner of calculating the interest of any Noteholders without the consent of each affected Noteholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by any Rating Agency without the consent of the Holders of Notes of such Series or Class evidencing at least 66-2/3% of the Outstanding Principal Amount of the Notes of such Series or Class. Any amendment to be effected pursuant to this paragraph will be deemed to materially adversely affect all outstanding Series, other than any Series with respect to which such action will not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Owner Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder of such Series.

         (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Seller will furnish notification of the substance of such amendment to each Noteholder and each Series Enhancer.

         (d) If the Noteholders are required to consent to any proposed amendments pursuant to this Section, such Noteholders need not consent to or approve the particular form of such amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders is subject to such reasonable requirements as the Indenture Trustee prescribes.

         (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement that would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

         Section 7.02 PROTECTION OF RIGHT, TITLE AND INTEREST TO RECEIVABLES.

         (a) The Seller will cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Buyer's right, title and interest to the Receivables and Related Security to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder. The Seller will deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer will cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section.

         (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of the UCC as in effect in the applicable jurisdiction, the Seller will give the Buyer notice of any such change and file such financing statements or amendments as may be necessary to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof.

         (c) The Seller will give the Buyer prompt written notice of any (i) relocation of any office at which it keeps records concerning the Receivables or of its principal executive office and (ii) change in the Seller's jurisdiction of incorporation and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and will file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Buyer's security interest in the Receivables and the proceeds thereof. The Seller will at all times maintain its principal executive office and jurisdiction of incorporation within the United States of America.

         (d) The Seller will deliver to the Buyer, upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect that any such amendment of this Agreement:

                  (i) has been entered into in accordance with the terms of this Agreement; and

                  (ii) has been duly authorized, executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable in accordance with its terms.

         Section 7.03 LIMITED RECOURSE.

         Notwithstanding anything to the contrary contained herein, the obligations of the Buyer hereunder will not be recourse to the Buyer (or any person or organization acting on behalf of the Buyer or any Affiliate, officer or director of the Buyer), other than to (a) the amount by which the Adjusted Pool Balance on any date of determination exceeds the Required Pool Balance and
(b) any other assets of the Buyer not pledged to third parties or otherwise encumbered in a manner permitted by the Buyer's organizational documents; provided, however, that any payment by the Buyer made in accordance with this Section will be made only after payment in full of any amounts that the Seller is obligated to deposit into the Collection Account and any Series Accounts pursuant to this Agreement; and, provided, further, that the Noteholders will be entitled to the benefits of the subordination of the Collections allocable to the Transferor Interest to the extent provided in the Indenture Supplements.

         Section 7.04 NO PETITION.

         The Seller hereby covenants and agrees that it will not at any time institute against the Buyer or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

         Section 7.05 GOVERNING LAW.

         This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.06 NOTICES.

         All notices, demands, instructions and other communications required or permitted under this Agreement must be in writing and will be deemed to have duly given if personally delivered or sent by first class or express mail (postage prepaid), national overnight courier service or by facsimile transmission or other electronic communication device capable of transmitting or creating a written record and followed by first class mail. Unless otherwise specified in a notice sent in accordance with the provisions of this Section, notices, demands, instructions and other communications in writing will be given to the respective parties at their respective addresses indicated in the Transfer and Servicing Agreement. All notices are effective on receipt.

         Section 7.07 SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 7.08 ASSIGNMENT.

         Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Seller without the prior consent of the Buyer and the Indenture Trustee, and satisfaction of the Rating Agency Condition. The Buyer may (and will) assign its rights, remedies, powers and privileges under this Agreement to the Issuer pursuant to the Transfer and Servicing Agreement and the Issuer may (and will) pledge its assigned rights, remedies, powers and privileges under this Agreement to the Indenture Trustee pursuant to the Indenture.

         Section 7.09 FURTHER ASSURANCES.

         The Seller agrees to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Buyer more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

         Section 7.10 NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of the Buyer, any right, remedy, power or privilege under this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

         Section 7.11 COUNTERPARTS.

         This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which will be an original, but all of which together will constitute one and the same instrument.

         Section 7.12 THIRD-PARTY BENEFICIARIES.

         This Agreement will be binding upon and inure to the benefit of the parties hereto, the Indenture Trustee, the Issuer, the Noteholders, the holders of the Transferor Interest and any Series Enhancers and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

         Section 7.13 MERGER AND INTEGRATION.

         Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

         Section 7.14 HEADINGS.

         The headings herein are for purposes of reference only and are not intended to otherwise affect the meaning or interpretation of any provision hereof.

         IN WITNESS WHEREOF, the Seller and the Buyer have caused this Receivables Purchase Agreement to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                         NISSAN MOTOR ACCEPTANCE
                                         CORPORATION, as Seller

                                         By: /s/ Steven R. Lambert
                                             ----------------------------------
                                            Name: Steven R. Lambert
                                            Title: President

                                         NISSAN WHOLESALE RECEIVABLES
                                         CORPORATION II, as Buyer

                                         By: /s/ Joji Tagawa
                                             ----------------------------------
                                            Name: Joji Tagawa
                                            Title: Treasurer

                                                 [A/R Receivables Purchase Agmt]

                                                                       Exhibit A

            FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                          (As required by Section 2.05
                     of the Receivables Purchase Agreement)

         This ASSIGNMENT NO. ___ OF RECEIVABLES IN ADDITIONAL ACCOUNTS, dated as of [________ __, 200_], is by and between NISSAN MOTOR ACCEPTANCE CORPORATION, as Seller, and NISSAN WHOLESALE RECEIVABLES CORPORATION II, as Buyer, pursuant to the Receivables Purchase Agreement referred to below.

                                    RECITALS

         A. The Seller and the Buyer are parties to a Receivables Purchase Agreement, dated as of [_______], 2003 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement").

         B. Pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Additional Accounts as Accounts and to sell the Receivables and Related Security arising in connection with such Additional Accounts, whether now existing or hereafter created, to the Buyer, to be further transferred to the Issuer and pledged to the Indenture Trustee.

         C. The Buyer is willing to accept such designation and sale subject to the terms and conditions hereof.

         The Seller and the Buyer hereby agree as follows:

                             STATEMENT OF AGREEMENT

         1. Defined Terms. All capitalized terms used herein have the meanings ascribed to them in the Annex of Definitions or the Receivables Purchase Agreement unless otherwise defined herein:

         "Addition Date" means, with respect to the Additional Accounts designated hereby, __________, 20__.

         "Additional Cut-Off Date" means, with respect to the Additional Accounts designated hereby, __________, 20__.

         2. Designation of Additional Accounts. The Seller hereby delivers herewith an Additional Account Schedule specifying for each such Additional Account, as of the Additional Cut-Off Date, its account number and the aggregate amount of Principal Receivables of such Account.

         3. Sale of Receivables. The Seller does hereby sell, transfer, assign, set over and otherwise convey, without recourse (except as expressly provided in the Receivables Purchase Agreement), to the Buyer, on the Addition Date all of its right, title and interest in, to and under the Receivables arising in connection with such Additional Accounts and all Related Security with respect thereto, owned by the Seller and existing at the close of business on the Additional Cut-Off Date and thereafter created from time to time, all monies due or to become due and all amounts received with respect thereto (including all amounts on deposit in the Cash Management Account as applied to reduce the principal amount of any Receivable) and all proceeds (including "proceeds" as defined in the UCC as in effect in the applicable jurisdiction) and Recoveries thereof. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in the creation, or an assumption by the Buyer, of any obligation of the Servicer, the Seller, Nissan Motor Company Ltd., Nissan North America Inc. or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers or Nissan North America Inc.

         In connection with such sale, the Seller agrees to record and file, at its own expense, a financing statement on form UCC-1 (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created for the sale of chattel paper or accounts (as defined in the UCC as in effect in the applicable jurisdiction) meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale and assignment of the Receivables and the Related Security to the Buyer, and to deliver a file-stamped copy of such financing statements or other evidence of such filing to the Buyer on or before the Addition Date. The Buyer is under no obligation whatsoever to file such financing statement, or a continuation statement to such financing statement, or to make any other filing under the UCC in connection with such sale. The parties hereto intend that the sales of Receivables effected by this Assignment be sales.

         In connection with such sale, the Seller further agrees, at its own expense, on or before the Addition Date, to indicate in its computer files that the Receivables and the Related Security: (A) have been sold or assigned, as the case may be, to the Buyer pursuant to this Assignment, then (B) transferred by the Buyer to the Issuer pursuant to the Transfer and Servicing Agreement and then (C) pledged by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders and any Series Enhancers.

         4. Acceptance by Buyer. Subject to the satisfaction of the conditions set forth in Section 2.05(b) of the Receivables Purchase Agreement, the Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, sold to the Buyer pursuant to
Section 3 of this Assignment. The Buyer further acknowledges that, before or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Buyer the Additional Account Schedule described in Section 2 of this Assignment.

         5. Representations and Warranties of Seller. The Seller hereby represents and warrants to the Buyer, on behalf of the Issuer, as of the date of this Assignment and as of the Addition Date that:

         (i) Organization and Good Standing. The Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of California and has, in all material respects, full power, authority and legal right to own its properties and conduct its

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business as such properties are currently owned and such business is currently conducted, and to execute, deliver and perform its obligations under this Assignment.

         (ii) Due Qualification. The Seller is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction where the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations hereunder.

         (iii) Due Authorization. The Seller has duly authorized by all necessary action on its part the execution and delivery of this Assignment and the consummation of the transactions provided for or contemplated by this Assignment.

         (iv) No Conflict. The Seller's execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound.

         (v) No Violation. The Seller's execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, will not conflict with or violate any material Requirements of Law applicable to it.

         (vi) No Proceedings. There are no proceedings pending or, to the best of its knowledge, no proceedings threatened or investigations pending or threatened against the Seller before or by any Governmental Authority (A) asserting the invalidity of this Assignment, (B) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (C) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect the performance of its obligations under this Assignment, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (E) seeking to affect adversely the income tax characterization of the Issuer under the United States federal or any other applicable state or local jurisdiction's income, single business or franchise tax systems.

         (vii) All Consents Required. All material authorizations, consents, orders, approvals or other actions of any Governmental Authority required to be obtained or effected by the Seller in connection with its execution and delivery of this Assignment, its performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to it, have been obtained or effected.

         (viii) Enforceability. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium

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or other similar laws now or hereafter in effect affecting creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

         (ix) Valid Sale. This Assignment constitutes a valid sale, transfer and assignment to the Buyer of all right, title and interest of the Seller in the Receivables and the Related Security and the proceeds thereof and upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables and the Related Security hereafter created and the proceeds thereof, upon the creation thereof, the Buyer will have a first priority perfected ownership interest in the Receivables and the related Vehicles, and a subordinated security interest in any parts inventory, equipment, fixtures, service accounts, realty or personal guarantees with respect to a related Dealer.

         7. Ratification of Agreement. As supplemented by this Assignment, the Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Assignment is to be read, taken and construed as one and the same instrument.

         8. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties in separate counterparts), each of which will be an original but all of which together will constitute one and the same instrument.

         9. Governing Law. THIS ASSIGNMENT IS TO BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER ARE TO BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the Buyer and the Seller have caused this Assignment to be duly executed by their respective duly authorized officers as of the day and year first above written.

                                             NISSAN MOTOR ACCEPTANCE
                                             CORPORATION,
                                             as Seller

                                             By ________________________________
                                                Name:
                                                Title:

                                             NISSAN WHOLESALE RECEIVABLES
                                             CORPORATION II,
                                             as Buyer

                                             By ________________________________
                                                Name:
                                                Title:

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                                                                      Schedule 1

                                ACCOUNT SCHEDULE

                                  Schedule 1-1